UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2007

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-26829	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

See disclosure under Item 8.01.

Item 8.01	Other Events

On March 29, 2007 we held our annual shareholders meeting (the “2006 Annual Meeting”). During the 2006 Annual Meeting, the Company indicated that preliminary data for the first twelve weeks of the fourth fiscal quarter of Fiscal 2007 showed a comparable store sales increase over seven percent.

At the 2006 Annual Meeting, our shareholders elected seven incumbent members to the Board of Directors to serve until the next annual shareholder meeting or until their respective successors shall be elected and qualified. The elected directors and the votes for and withheld were as follows:

Director	For	Withheld
Kathi Ainsworth-Jones	21,183,060	586,095
John K. Buller	21,394,360	374,795
Marc Evanger	21,300,810	468,345
John M. Fluke	21,354,860	414,295
Lawrence Hood	21,312,832	456,324
Gregory Hubert	21,364,110	405,045
Tom T. O’Keefe	21,045,316	723,839

Shareholders also ratified the selection of our independent registered public accounting firm, Moss Adams, LLP, as follows:

VOTE
For	21,575,240
Against	102,501
Abstain	91,414

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: March 29, 2007	By:	/s/ Kristopher S. Galvin
Kristopher S. Galvin
Executive Vice-President and Chief Financial Officer (Principal Accounting Officer)